Exhibit 99.1

NEWS RELEASE
CONTACT: Kim Duncan Vice President, Investor Relations The Cooper Companies, Inc. ir@cooperco.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com

THE COOPER COMPANIES ANNOUNCES DEFINITIVE AGREEMENT

TO ACQUIRE PARAGARD® IUD FROM TEVA

PLEASANTON, Calif., September 11, 2017 – The Cooper Companies, Inc. (NYSE: COO) today announced it has entered into a definitive asset purchase agreement with Teva Pharmaceutical Industries Ltd. to acquire the global rights and business of its PARAGARD® Intrauterine Device (IUD) in a $1.1 billion cash transaction. The boards of directors of both Cooper and Teva have unanimously approved the transaction and closing is expected to occur prior to calendar year-end 2017 subject to the satisfaction of customary closing conditions including antitrust clearance.

PARAGARD is currently sold only in the U.S. and had revenues of approximately $168 million for the trailing twelve-month period ending June 30, 2017. Excluding acquisition and integration related expenses and deal-related amortization, the transaction is expected to be accretive to Cooper’s gross and operating margins, and approximately $0.70 to $0.75 accretive to earnings per share in year one. The acquired business includes Teva’s manufacturing facility in Buffalo, NY, which exclusively produces the PARAGARD IUD.

Cooper estimates the U.S. IUD market is approximately $1 billion with expected growth in the mid-single digits. Approximately 16% of the U.S. market is believed to be non-hormonal IUDs with PARAGARD being the only approved product in this space.

Commenting on the transaction, Robert S. Weiss, Cooper’s president and chief executive officer said, “We are extremely pleased to announce this acquisition which will expand CooperSurgical’s business in a large and growing segment of the contraceptive device market. CooperSurgical will now offer the only IUD on the U.S. market that is hormone-free, long-lasting, and reversible. This is also a perfect strategic fit as it leverages CooperSurgical’s long-standing, strong relationships with gynecologists.”

Cooper has arranged a commitment for a bridge loan of $1.1 billion to support funding of the acquisition. Cooper’s financial advisor for the transaction is Guggenheim Securities with Carter Ledyard & Milburn LLP acting as legal advisor.

About PARAGARD

PARAGARD is an intrauterine device (IUD) that is inserted into a woman’s uterus for long-term birth control (contraception). PARAGARD’s T-shaped plastic frame has copper wire coiled around the stem and two copper sleeves along the arms that continuously release copper into the uterus. Together the plastic

T frame and copper produce a sterile inflammatory reaction in the uterus that is toxic to sperm, which helps prevent fertilization. PARAGARD is the only copper IUD available in the U.S. It is over 99% effective and is FDA approved for contraception for up to ten years after insertion. PARAGARD is regulated as a pharmaceutical device that is inserted and later removed by an in-office health care provider. The cost of the IUD is covered by insurance in most cases.

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 10,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) is a leading global pharmaceutical company that delivers high-quality, patient-centric healthcare solutions used by approximately 200 million patients in over 60 markets every day. Headquartered in Israel, Teva is the world’s largest generic medicines producer, leveraging its portfolio of more than 1,800 molecules to produce a wide range of generic products in nearly every therapeutic area. In specialty medicines, Teva has the world-leading innovative treatment for multiple sclerosis as well as late-stage development programs for other disorders of the central nervous system, including movement disorders, migraine, pain and neurodegenerative conditions, as well as a broad portfolio of respiratory products. Teva is leveraging its generics and specialty capabilities in order to seek new ways of addressing unmet patient needs by combining drug development with devices, services and technologies. Teva’s net revenues in 2016 were $21.9 billion. For more information, visit www.tevapharm.com.

Conference Call and Webcast

The Company will host a conference call today at 5:00 PM ET to discuss this transaction. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the “Investor Relations” section of The Cooper Companies’ website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on September 11, 2017 through September 18, 2017. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

For presentation slides on the acquisition, visit the Investor Relations section of the Company’s website at www.cooperco.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements that are other than statements of historical fact, including all statements regarding the acquisition of Teva’s PARAGARD including financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integration entities or operations, as well as estimates of our and PARAGARD’s future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and/or earnings; our indebtedness and associated interest expense could adversely affect our financial health, prevent us from fulfilling our debt obligations or limit our ability to borrow additional funds; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the United States and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of the Teva PARAGARD acquisition, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for the Teva PARAGARD acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to integration of the Teva PARAGARD acquisition, natural disasters, system upgrades or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, including but not limited to, components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry and the medical device industry; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, including but not limited to product recalls, warning letters, and data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors’ expansion through acquisitions; reduced sales, loss of customers and costs/expenses related to recalls; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from the Teva PARAGARD acquisition or other acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

COO-G

Source: The Cooper Companies, Inc.